Exhibit 99.1

For more information contact:

Craig Holmes

Chief Financial Officer

DG

972/827-9458

JoAnn Horne

Market Street Partners

415/445-3233

Digital Generation to Hold Annual Meeting of Stockholders

On February 21, 2013

Dallas, TX — November 30, 2012 — Digital Generation, Inc. (NASDAQ: DGIT), the world’s leading ad management and distribution platform, today announced that its next annual meeting of stockholders will be held on February 21, 2013.  At that meeting, the Company’s stockholders will vote on nominees for the election of directors.  The Company’s stockholders also will vote on any proposals that may be presented by the Board of Directors and stockholders, with the stockholders being afforded until January 18, 2013 to make nominations for director and other proposals.

In setting the stockholder meeting date for February 21, 2013, the Board of Directors considered the recommendation of its Special Committee to defer the 2012 annual meeting of stockholders until the Company can report the results of the Company’s strategic alternatives process so that the Company’s stockholders can consider those results prior to making any director nominations or proposals. The Special Committee’s consideration of the Company’s strategic alternatives is expected to be completed and an announcement is expected to be made by the Company as promptly as practicable.  The Special Committee, which consists of three independent directors and is being advised by Goldman Sachs & Co. and special Delaware counsel, is in the final stages of the strategic alternatives review process that was initiated by the Special Committee in August 2012.  The Company does not intend to disclose developments in this process until such time as the Board of Directors determines to enter into a transaction, or the Company otherwise deems further disclosure appropriate.

DG stockholders will be allowed to give notice to the Company of director nominations and stockholder proposals until January 18, 2013—a date that is 34 days before the meeting of stockholders on February 21, 2013.  The Company believes that all stockholders should have the opportunity to consider the outcome of the Special Committee’s review of the Company’s strategic alternatives.  For this reason, and notwithstanding that stockholders would only have until December 10, 2012 under the Company’s current bylaws for director nominations and stockholder proposals, the Company has waived these requirements to allow stockholders to give advance notice to the Company as provided in those bylaws, on or before January 18, 2013, of matters to be considered at the February 21, 2013 annual meeting.

The Board of Directors intends to establish the record date for the next annual meeting as promptly as practicable following the announcement of the results of the Special Committee’s strategic alternatives process.  The location and time of the annual meeting will be included in the Company’s definitive proxy statement which will be filed with the Securities and Exchange Commission and sent to the DG stockholders prior to the meeting.

About DG

DG connects over 11,000 global advertisers and agencies with their targeted audiences through an expansive network of over 6,000 television broadcast stations and over 11,500 web publishers in 75 countries. The Company’s television division utilizes best-in-class network and content management technologies, creative and production resources, digital asset management and syndication services that enable advertisers and agencies to work faster, smarter and more competitively. The Company’s online division, MediaMind, allows marketers to benefit from optimized management of online advertising campaigns while maximizing data driven advertising. For more information, visit www.DGit.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts are forward-looking statements.  These statements include descriptions regarding the intent of DG with respect to the consummation of the strategic alternatives process described herein.  Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the strategic alternatives process to fail for a variety of reasons, including factors discussed under the heading “Risk Factors” in DG’s Annual Report on form 10-K filed on February 29, 2012 and additional reports DG files with the Securities and Exchange Commission.